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                                                                     EXHIBIT 4.4





                              THE FIFTH THIRD BANK


                           PROTOTYPE TRUST AGREEMENT
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                              THE FIFTH THIRD BANK

                           PROTOTYPE TRUST AGREEMENT





                               TABLE OF CONTENTS

                                    ARTICLES


                 1.       Title, Purpose and Definitions

                 2.       Contributions and Payments

                 3.       Investment Duties and Powers of the Trustee

                 4.       Compensation, Expenses, and Accounts

                 5.       Actions of the Trustee

                 6.       Resignation, Removal and Succession of the Trustee

                 7.       Amendment and Termination

                 8.       Miscellaneous
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                              THE FIFTH THIRD BANK
                           PROTOTYPE TRUST AGREEMENT


                 By executing an Adoption Agreement under The Fifth Third Bank Basic Prototype Plan Document #01, the Employer named therein (the "Employer") and the Trustee named therein (either The Fifth Third Bank or an authorized Fifth Third affiliate) (the "Trustee") agree to the following terms and conditions. If the Plan is an amendment and restatement of an existing plan, and if The Fifth Third Bank (or its authorized affiliate) was not the Trustee on the Effective Date of the amendment and restatement, the prior trustee(s) shall remain trustee(s) until the date specified in the Adoption Agreement; provided that said trustee(s) shall be bound by the terms of the trust agreement in effect prior to the date The Fifth Third Bank (or its authorized affiliate) becomes trustee (rather than the terms of this Trust Agreement).


                                   ARTICLE 1

                         TITLE, PURPOSE AND DEFINITIONS


         1.1 Title. The Trust established pursuant hereto shall be known by the name stated in the Adoption Agreement.

         1.2 Purpose. The Trust is established for the purpose of holding the Plan Assets and for the exclusive benefit of Participants and their beneficiaries. Subject to the provisions of the Plan that are consistent with ERISA, it shall be impossible, by any means, and at any time before the satisfaction of all liabilities to Participants or their beneficiaries, for any part of the Plan Assets to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their beneficiaries.

         1.3 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings and provisions applicable thereto.

                 (a) "Administrator" means the individual, group of individuals, or entity appointed as such by the Employer, provided that if none is so appointed, then it means the first Employer designated in the Adoption Agreement.

                 (b) "Adoption Agreement" means the document in which the Employer specifies the elective provisions of the Plan.

                 (c) "Code" means the Internal Revenue Code of 1986, as amended at the particular time applicable. A reference to a section of the
Code shall include said section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
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                 (d)      "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, at the particular time applicable.

                 (e) "Participant" means a person who has become a Participant as provided under Article 2 of the Plan. Any such person shall remain a Participant as long as an Account is maintained for him under the Plan.

                 (f) "Plan" means the plan set forth in The Fifth Third Bank Basic Prototype Plan Document #01 and in the Adoption Agreement as adopted by the Employer, and if amended at any time, then as so amended.

                 (g) "Plan Assets" means the assets of the Plan at the particular time applicable.

                 (h)      "Trust Year" means the Plan Year of the Plan.


                                   ARTICLE 2

                           CONTRIBUTIONS AND PAYMENTS


         2.1 Receipt of Contributions. The Trustee shall receive any contributions paid to it in cash or in the form of such other property as it may from time to time deem acceptable and which shall have been delivered to it. All contributions so received, together with the income therefrom and any other increment thereon, shall be held, invested, reinvested and administered by the Trustee pursuant to the terms of this Trust Agreement. The Trustee shall not be responsible for the calculation or collection of any contribution under or required by the Plan, or for the determination of whether any contributions received by it are correct or are otherwise in compliance with the provisions of the Plan, but shall be responsible only as provided in this Trust Agreement for property received by it.

         2.2     Payments from the Plan Assets.

                 (a) From time to time, upon the Trustee's receipt of written directions from the Administrator that payments from the Plan are due, the Trustee shall make such payments from the Plan Assets to such persons in such form, in such amounts and at such time as the Administrator shall have directed; provided however, the Trustee shall not be required to make any payment from the Plan Assets until it receives copies of such government filings and/or approvals as the Trustee may reasonably request; and provided further, contributions to the Plan shall be returned to the Employer only under those circumstances set forth in the Plan and consistent with ERISA.

                 (b) Upon the distribution of Plan Assets in accordance with (a) above, to the extent permitted by law, the Trustee shall be released and discharged from all further





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accountability or liability respecting such Plan Assets, shall be fully protected in making payments out of the Plan Assets in accordance with such written directions, shall have no responsibility to see to the application of such payments or to ascertain whether such directions comply with the provisions of the Plan, and shall have no responsibility for any payments made by it in good faith without actual notice or knowledge of the changed condition or status of any person receiving such payments.

                 (c) If any payment directed to be paid from the Plan Assets is not claimed, then the Trustee shall notify the Administrator of that fact promptly. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee under the Plan.

                 (d) If any dispute arises as to the persons to whom payment of any funds or delivery of any other Plan Assets should be made by the Trustee, then the Trustee may withhold such payment or delivery until such dispute shall have been determined by a court of competent jurisdiction or shall have been settled by the parties concerned.


                                   ARTICLE 3

                  INVESTMENT DUTIES AND POWERS OF THE TRUSTEE


         3.1 Investment Duties. Subject to the funding policy for the Plan as communicated to the Trustee in writing by the Employer, the Trustee shall, except to the extent it deems it expedient (pending investment of Plan Assets or pending payment of current expenses or benefits of the Plan) to keep Plan Assets temporarily uninvested and in cash, invest and reinvest the principal and income of the Plan Assets and keep the Plan Assets invested, without being restricted to securities or property of the character authorized for investments by trustees under the laws of any state, district or territory, in such securities and/or in such property, real or personal, tangible or intangible, or part interest therein, wherever situate, whether or not productive of income, or consisting of wasting assets, as the Trustee shall deem advisable. The Employer shall establish and communicate to the Trustee, a funding policy which shall be consistent with the objectives of the Plan, ERISA, and other applicable legal requirements and which shall identify the Plan's short-run and long-run financial needs with respect to liquidity and growth, as the same may change from time to time.

         3.2 Investment Powers. The Trustee is authorized and empowered, in addition to powers granted under any applicable statutes, regulations or rules which, to the extent of their granting of powers applicable to trusts of a similar nature to the Trust, are incorporated herein by reference.

                 (a) to invest in any collective or common trust fund operated and maintained by the Trustee or an affiliate of the Trustee, including, but not limited to, demand notes, short-term notes and cash equivalent funds;





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                 (b)      to invest in any collective, common or pooled trust
fund operated or maintained by any bank or trust company, including the Trustee or any affiliate of the Trustee, exclusively for the commingling and collective investment of monies or other assets held under or as a part of a plan which is established in conformity with and qualifies under section 401(a) of the Code; and, anything herein to the contrary notwithstanding, to the extent monies or other assets are transferred to such collective trust in exchange for an interest in such collective trust, the terms and conditions of such collective trust, as amended from time to time, shall govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be a part of this Trust Agreement; and, for purposes of valuation, the value of the interest maintained by the Plan Assets in such collective trust shall be the fair market value of the collective fund units held by the Trustee determined in accordance with generally recognized valuation procedures;

                 (c) to purchase and subscribe for any securities or other property and to retain such securities or other property in trust;

                 (d) to sell at public or private sale, for cash, or upon credit, or otherwise dispose of any property, real or personal, and no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of any such sale or other disposition;

                 (e) to exercise any conversion privilege, subscription right or other option pertaining to or in connection with securities or other property held by it;

                 (f) to exercise itself, or by general or limited power of attorney, any right, including the right to vote, incident to any securities or other property held by it;

                 (g) to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which it may hold stocks, bonds or other securities or in which it may be interested, to pay any expenses, assessments or subscriptions in connection therewith, and to accept and to hold any other securities issued in connection therewith;

                 (h) to register any investment held in the Plan Assets in its own name or in the name of a nominee or to hold any investment in bearer form;

                 (i) to employ suitable agents, accountants and counsel and to pay their reasonable expenses and compensation;

                 (j) to hold any part or all of the Plan Assets uninvested;

                 (k) to invest in savings accounts, certificates of deposit and other deposits which bear a reasonable rate of interest, with any financial institution or quasifinancial





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institution, either domestic or foreign, including any such financial institution operated or maintained by the Trustee (or an affiliate) in its corporate capacity;

                 (l) to form corporations and partnerships and to create trusts to hold title to any securities or other property, all upon such terms and conditions as it may deem advisable;

                 (m) to invest in open-end investment companies (mutual funds) and closed-end investment companies, investment trusts, and in any partnership, limited or unlimited, joint venture or other form of joint enterprise created for any lawful purpose;

                 (n) to adjust, settle, contest, compromise and arbitrate any claims, debts, or damages due or owing to or from the Plan Assets, and to sue, commence or defend any legal proceedings in reference thereto;

                 (o) to borrow money upon such terms and conditions as may be deemed advisable to carry out the purposes of the Trust and to pledge securities or other property in repayment of any such loan; provided, however, that loans or advances may be made by the Trustee by way of overdrafts or otherwise on a temporary basis on which no interest is payable;

                 (p) to enter into any type of contract with any insurance company or companies, either for the purposes of investment or otherwise, and, to the extent the Plan so provides, to purchase any life insurance policy or annuity contract;

                 (q) to buy, sell, and deal in options as writer of call options against securities, stocks, convertible preferred stocks, convertible bonds and warrants, which are owned by the Trust, to repurchase written call options in a closing transaction, to deliver the securities for cash if the option is exercised, to buy put options for securities, stock, convertible preferred stock, convertible bonds and warrants, which are owned by the Trust, to resell put options, in a closing transaction and to deliver the securities for cash if the option is exercised;

                 (r) to make, execute and deliver as Trustee any and all deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;

                 (s) if provided for in the Adoption Agreement, to buy, sell or hold qualifying employer securities, limited in the case of a money purchase pension plan or a profit sharing plan, the benefits of which are taken into account in determining the benefits payable to any participant under a defined benefit plan, to 10% of Plan Assets, all as provided in section 407 of ERISA; and

                 (t) to exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held in the Plan Assets, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article 3 or otherwise in the best interests of the Trust.





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         3.3     Separate Accounts with Respect to Non-Corporate Employers.  If the Employer is not a corporation, then the Trustee, in its sole discretion, may segregate and separately invest and account for the account of any Participant, if necessary to comply with any applicable securities laws. The Administrator shall be responsible for notifying the Trustee as to Participants' residency.

         3.4 Power of the Employer, Administrator or Participants to Direct Investments and Exercise of Powers.

                 (a) General. The Employer or Administrator may, at any time and from time to time, by written action, advise and direct the Trustee in the investment of the Plan Assets or in the exercise of any of the Trustee's powers. The Employer or Administrator may also, at any time and from time to time, by written direction, require the Trustee to obtain the written approval of the Employer or Administrator before making investments of a particular type specified in such direction or before exercising any of the Trustee's powers as may be specified in such direction.

                 (b) Participant Investment Direction. If the Plan permits Participants to elect the manner in which their Accounts or specified subaccounts are invested, the Administrator shall be responsible for implementing the investment elections by direction to the Trustee. Unless specifically agreed otherwise by the Administrator and the Trustee, the Trustee shall receive, and act upon, investment instructions solely from the Administrator (and not the Participants directly).

                 (c) Relationship to the Trustee. The Trustee shall follow the directions of the Administrator in making investment funds specified by the Administrator available under the Plan. The Trustee shall be under no duty or obligation to review the selection of investment funds by the Administrator or Participants. The Trustee shall have no fiduciary responsibility whatsoever in connection with any such investment funds (or other Participant directed investments) except for such investment funds over which the Trustee has investment management authority as directed by the Administrator. The Trustee shall have no liability or responsibility for action pursuant to the direction of the Administrator, Employer or Participants (if applicable).

         3.5     Investment Manager.

                 (a) Appointment. Notwithstanding anything to the contrary in this Trust Agreement contained, the Employer may direct, by written notice, the segregation of all or any portion or portions of the Plan Assets in a separate investment account or investment accounts and in such event, may appoint an investment manager to direct the investment and reinvestment of any such investment account pursuant to this Article 3. If investment of the Plan Assets is to be directed in whole or in part by an investment manager, then the Employer shall deliver to the Trustee a copy of the instruments appointing the investment manager and evidencing the investment manager's acceptance of such appointment, an acknowledgement by the investment





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manager that it is a fiduciary of the Plan, and evidence that such investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank as defined in that Act, or (3) an insurance company qualified, under the laws of more than one State, to manage, acquire, or dispose of any asset of a plan. The Trustee shall be fully protected in relying upon such documents until otherwise notified in writing by the Employer.

                 (b) Relationship to the Trustee. The Trustee shall follow the directions of the investment manager regarding the investment and reinvestment of the Plan Assets or such portion thereof as shall be under management by the investment manager and shall exercise the powers set forth in this Article 3, as directed by the investment manager. The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or retention of any such investment or the exercise or nonexercise of the powers in this Article 3. The Trustee shall have no liability or responsibility for acting or not acting pursuant to the direction of, or failing to act in the absence of any direction from, the investment manager, unless the Trustee knows that by such action or failure to act it would be itself committing or participating in a breach of fiduciary duty by the investment manager.

                 (c) Securities Transactions. Upon receipt of written notification from the investment manager that it has issued an order for the purchase or sale of securities directly to a broker, the Trustee shall execute and deliver any appropriate trading authorizations that may be requested, and the Trustee shall be authorized to, and shall, pay for securities purchased against receipt thereof and deliver securities sold against payment therefor, as the case may be.

                 (d) Resignation or Removal. If an investment manager should resign or be removed by the Employer, then the Trustee shall, pursuant to this Article 3, manage the investment of the Plan Assets which had been managed by such investment manager unless and until he shall be notified of the appointment of another investment manager with respect thereto as provided in this Section.

                 (e) Trustee's Records and Accounts. The accounts, books and records of the Trustee shall reflect the segregation, pursuant to the provisions of this Section, of any portion or portions of the Plan Assets in a separate investment account or accounts.

         3.6     Voting of Qualifying Employer Securities.

                 (a) Anything in this Trust Agreement to the contrary notwithstanding, if any Plan Assets are invested in qualifying employer securities pursuant to an Adoption Agreement, the Trustee shall exercise any voting rights pertaining to any such securities in accordance with any instructions received from the person or persons designated in the Adoption Agreement as having the right to exercise such voting rights. In the event that any such person or persons shall fail to so instruct the Trustee, then the Trustee shall have the same power to act (or refrain from acting) with respect to any such vote as it has with any other Plan Asset.





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                 (b)      If the Trustee is designated in the Adoption
Agreement as having the right to exercise such voting rights, the Trustee shall have the same power to act (or refrain from acting) with respect to any voting right as it has with any other Plan Asset.


                                   ARTICLE 4

                      COMPENSATION, EXPENSES, AND ACCOUNTS


         4.1 Compensation. The Trustee shall be entitled to such compensation for services rendered by it as may be provided for in its schedule of fees as in effect from time to time.

         4.2 Trust Expenses. The expenses incurred by the Trustee in the performance of its duties, including fees for legal services, and such compensation to the Trustee as may be provided for pursuant to Section 4.1, and all other proper charges and disbursements of the Trustee, shall be paid by the Employer; provided however, any such expenses not so paid by the Employer shall be paid from the Plan Assets. The Employer shall be primarily liable for the payment of the Trustee's fees and expenses, and the Employer hereby agrees to pay any unpaid fees, taxes and expenses which the Plan Assets are not sufficient to satisfy.

         4.3 Tax Assessments. The Trustee shall notify the Employer with regard to any tax assessments which it receives on any income or property maintained in the Plan Assets and, unless notified to the contrary by the Employer at lease ten (10) days before the tax is due, shall pay any such assessments from the Plan Assets. If the Employer notifies the Trustee within said period that in its opinion or in the opinion of counsel such assessments are invalid or that they should be contested, then the Trustee shall take whatever action is indicated in the notice received from the Employer or counsel, including contesting the assessment or litigating any claims.

         4.4     Accounts, Records, Reports and Valuations.

                 (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions under the Trust and all such accounts and other records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Employer. Within ninety (90) days following the close of the Trust Year, the Trustee shall make a valuation of the Plan Assets (other than any insurance contracts) at fair market value as of the last day of such Trust Year and shall file with the Employer a written copy of such valuation and a written account setting forth all investments, receipts, disbursements and other transactions effected by it under the Trust during such Trust Year. To the extent permitted by law, but subject to any express provision of applicable law as may be in effect from time to time to the contrary, no person other than the Employer may require an accounting or bring any action against the Trustee with respect to the Plan Assets or its actions as Trustee.





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                 (b)      Notwithstanding any other provision of this Trust
Agreement, the Trustee shall have the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the Plan Assets, the only necessary party thereto in addition to the Trustee shall be the Employer. If the Trustee so elects, it may bring any other person or persons as a party or parties defendant.

                 (c) All accounts and records maintained by the Trustee with respect to the Plan Assets shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Employer of its intention and transferring to the Employer any such accounts and records requested by it. The Trustee shall have the right to preserve all accounts and records in original form, or on microfilm, magnetic tape, or any other similar process.

                 (d) The Trustee shall make such periodic reports to the Employer as the Trustee shall deem necessary and proper and such other reports as the Employer may reasonably request, including a valuation of the Plan Assets at fair market value as of any date requested by the Employer.

                 (e) If, within ninety (90) days from the date upon which the Trustee delivers any accounting to the Employer, the Employer fails to make any written objection thereto, then such accounting shall be deemed to be approved by the Employer, and the Trustee shall be released and discharged as to all items, matters, and things set forth in such accounting, as if such accounting had been settled and allowed by decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Employer, and all persons having and claiming to have any interest in the Plan Assets or under the Plan were parties.


                                   ARTICLE 5

                             ACTIONS OF THE TRUSTEE


         5.1 General Fiduciary Duties of the Trustee. The Trustee acknowledges that it assumes the fiduciary duties established by this Trust Agreement and imposed by law. Subject to the provisions of the Plan which are consistent with ERISA and which permit Plan Assets to be returned to the Employer, the Trustee shall discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and for the exclusive purpose of providing benefits to such Participants and their beneficiaries and defraying reasonable expenses of administering the Plan, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, all in accordance with the provisions of this Trust Agreement insofar as they are consistent with the provisions of ERISA, as this Trust Agreement and ERISA may be from time to time amended. No Trustee shall be required to investigate, or be responsible for, any acts or omissions occurring before it became, or after it ceased to be, a fiduciary with respect to the Plan.

         5.2 Extent of Responsibilities. The Trustee shall have only such responsibilities as are stated in this Trust Agreement; provided however, to the extent that the Trustee is the payor of benefits under the Plan, the plan administrator (as defined in section 414(g) of the Code) of the Plan may, subject to providing the Trustee with such information as the Secretary of the Treasury may require, direct the Trustee to withhold applicable federal income taxes under and in accordance with section 3405 of the Code. In addition, it may be specified in Item 37 of the Adoption Agreement that the Trustee shall have the ministerial function of maintaining Participants' accounts in accordance with information, interpretations, and directions from the Administrator. The Trustee shall have no discretionary responsibility for the administration of the provisions of the Plan.

         5.3 Court Approval. At no time during the administration of this Trust shall the Trustee be required to obtain any court approval of any act required of it in connection with the performance of its duties or in the performance of any act required of it, in the administration of its duties as Trustee. The Trustee shall have full authority to exercise its judgment in all matters and at all times without court approval of such decisions; provided, however, that if any application to or proceeding or action in the courts is made, only the Employer and the Trustee shall be necessary parties, and no Participant in the Plan or other person having an interest in the Plan shall be entitled to any notice or service of process. Any judgment entered in such proceeding or action shall be conclusive upon all persons claiming an interest under the Plan.

         5.4     Rights of Reliance by the Trustee.

                 (a) Counsel. The Trustee may consult with legal counsel (who may be of counsel to the Employer) concerning any question which may arise with reference to its duties under this Trust Agreement and the opinion of such counsel shall be full and complete protection to the Trustee in respect to any action taken or suffered by the Trustee in good faith and in accordance with the opinion of such counsel.

                 (b)      Directions, Statements, and Certificates.

                          (1)     The Employer shall furnish the Trustee from
time to time with a written list of those persons authorized to give directions, statements, or certificates to the Trustee, and the Trustee shall be entitled to rely upon such list and shall not be charged with notice of any change with respect thereto until the Employer shall have furnished the Trustee with a new written list evidencing such change. The Trustee shall be entitled to rely upon any direction, statement, certificate, or other communication believed by it to be genuine and to be from the Employer or any such person to the full extent permitted by law.

                          (2)     Any action required by any provision of this
Trust Agreement to be taken by the Board of Directors, if any, of the Employer shall be evidenced by a resolution of the Board of Directors certified to the Trustee by the Secretary of the Employer, and the Trustee shall be fully protected in relying upon any resolution so certified to it to the full extent permitted by law.

                 (c) Plan Qualification. The Employer shall furnish the Trustee with copies of all determination letters from the Internal Revenue Service relating to the qualification of the Plan under section 401 of the Code, and the Trustee may rely upon such letters.

         5.5 Indemnification of the Trustee. Anything in the Plan to the contrary notwithstanding, and whether or not the Trustee has resigned or been removed, except to the extent that it is judicially determined that the Trustee has acted with gross neglect or willful misconduct, the Employer shall indemnify the Trustee against any liabilities, losses, damages, and expenses, including attorney's, accountant's, and other advisors' fees, incurred as a result of:

                 (a) any action of the Trustee taken in good faith in accordance with any information, instruction, direction, or opinion given to the Trustee by the Employer, its Board of Directors (if any), the Administrator, or legal counsel of the Employer, or any person or entity appointed by any of them and authorized to give any information, instruction, direction, or opinion to the Trustee;

                 (b) the failure of the Employer, its Board of Directors (if any), the Administrator, or any person or entity appointed by any of them to make timely disclosure to the Trustee of information which any of them or any appointee knows or should know if it acted in a reasonably prudent manner; or

                 (c) any breach of fiduciary duty by the Employer, its Board of Directors (if any), the Administrator, or any person or entity appointed by any of them, other than such a breach which is caused by any failure of the Trustee to perform its duties under this Trust Agreement.

         5.6 Bond. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Trust Agreement, except such as may be required by a law which prohibits the waiver thereof.





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                                   ARTICLE 6

               RESIGNATION, REMOVAL AND SUCCESSION OF THE TRUSTEE


         6.1 Resignation and Removal. The Trustee may be removed by the Employer (by action of its Board of Directors if it is a corporation) at any time by notice in writing to the Trustee. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Employer. Within thirty (30) days after such removal or resignation, the Trustee shall file with the Employer a written report setting forth all investments, receipts and disbursements and other transactions effected by the Trustee since the end of the preceding Trust Year. Such report shall contain an exact description of all securities and property purchased and sold, the cost or net proceeds of sale (excluding accrued interest paid or received) and shall further indicate such assets held to such date of removal or resignation, together with the cost of each item thereof, as carried on the books of the Trustee.

         6.2 Successor. Upon removal or resignation of the Trustee, but in no event more than sixty (60) days thereafter, the Employer (by action of its Board of Directors if it is a corporation) shall establish a new trust agreement or other funding agreement for the Plan and shall appoint, and procure acceptance by, a successor trustee or other funding agent under the Plan. Upon such appointment, and upon the written acceptance of such successor, the Trustee shall assign, transfer and pay over to such successor the assets then constituting the Plan Assets; provided, however, that the Trustee is authorized to reserve such sum of money (and for that purpose to liquidate such property as may be necessary to produce such sum) as may seem advisable for payment of all proper charges against the Plan Assets including proper and reasonable expenses in connection with such resignation or removal, and any balance of such reserve remaining after the payment of such charges shall be paid over to the successor. Upon the payment and delivery to any successor of all the Plan Assets, and after full settlement of accounts, the responsibilities of the Trustee shall terminate.


                                   ARTICLE 7

                           AMENDMENT AND TERMINATION


         7.1     Amendment.

                 (a) By the Trustee. This Trust Agreement may be amended by the Trustee by an instrument in writing, a copy of which shall be given to the Employer.

                 (b) By the Employer and the Trustee. This Trust Agreement may be amended by the Employer and the Trustee by an instrument in writing; provided however, if this Trust

Agreement is so amended, then the Employer will not longer participate in a prototype plan but will be considered to have an individually designed plan.

                 (c) Conditions. Any amendment may be made effective retroactively if necessary to bring the Trust into conformity with governmental regulations which must be complied with in order to make the Plan or Trust eligible for tax benefits. No amendment shall operate to deprive any Participant or beneficiary of any vested rights or benefits accrued to him prior to such amendment, nor shall any amendment or modification cause or authorize any part of the Plan Assets to revert to or be refunded to the Employer, except as otherwise provided in the Plan and consistent with ERISA.

         7.2     Termination.

                 (a) This Trust Agreement and the Trust created hereby may be terminated at any time by the Employer and upon such termination, the Plan Assets shall be paid out by the Trustee as and when directed by the Administrator pursuant to Section 2.2.

                 (b) If the Trustee resigns and the Employer fails to appoint a successor trustee or other funding agent within sixty (60) days, or such longer period as the Trustee may specify in writing, then the Plan and this Trust Agreement and the Trust created hereby shall terminate, and the Trustee shall, subject to applicable limitations under the Plan, distribute the Plan Assets to or for the benefit of the Participants.

                 (c) Upon such termination of the Trust in whole or in part, the Trustee shall have a right to have its accounts settled as provided in Section 4.4.

                 (d) When the Plan Assets shall have been applied or distributed as provided herein, then the Trustee shall be released and discharged from all further accountability or liability respecting the Plan Assets (or that part of the Plan Assets so applied or distributed if the Trust is terminated only in part) or any part thereof so applied or distributed and shall not be responsible in any way or to any person for the further disposition of the Plan Assets (or that part of the Plan Assets so applied or distributed, if the Trust is terminated only in part) or any part thereof so applied or distributed.


                                   ARTICLE 8

                                 MISCELLANEOUS


         8.1 Headings. The headings are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

         8.2 Gender and Number. Except when otherwise indicated by the context, the genders of pronouns and the singular and plural numbers of terms shall be interchangeable.

         8.3 Governing Law. This Trust shall be deemed to be an Ohio trust and shall in all respects be construed and regulated by the laws of the State of Ohio, except where such laws are preempted by the Code or by ERISA.

         8.4 Successors. This Trust Agreement shall be binding upon, and the powers herein granted to the Employer and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Employer and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the trust business of the Trustee, upon such succession and without any appointment or other action by any person, shall be and become successor trustee hereunder.

         8.5 Participant's Interest. Except as otherwise provided in the Plan or this Trust Agreement, no Participant or beneficiary under the Plan shall have any interest in or right to the Plan Assets and, to the full extent of all applicable laws, the assets of this Trust shall not be subject to any form of attachment, garnishment, sequestration, or other actions afforded creditors of any Participant or beneficiary.

         8.6 Severability. In case any provision of this Trust Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Trust Agreement, and this Trust Agreement shall be construed and interpreted as if such illegal or invalid provision had never been a part of it.





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